UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2014

KATY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On February 19, 2014, Katy Industries, Inc. (the “Company”), Continental Commercial Products, LLC, a Delaware limited liability company, 2155735 Ontario Inc., an Ontario corporation, CCP Canada Inc., an Ontario corporation, wholly owned direct or indirect subsidiaries of the Company (the foregoing, including the Company, the “Borrowers”), and BMO Harris Bank N.A., as lender (the “Lender”) entered into a Credit and Security Agreement (the “BMO Credit Agreement”).

The BMO Credit Agreement provides the Borrowers a $27.0 million revolving credit facility, including a $3.0 million sub-limit for letters of credit. The proceeds of the Borrowers’ initial borrowing under the BMO Credit Agreement were used to repay the PB Credit Facility (as defined below), finance the acquisition of FTW (as defined below), and pay certain fees and expenses related to the negotiation and consummation of the credit facility and the acquisition. All extensions of credit under the BMO Credit Agreement are collateralized by a first priority security interest in and lien upon substantially all present and future assets and properties of the Borrowers.

The BMO Credit Agreement has an expiration date of February 17, 2017 and its borrowing base is determined by eligible inventory, accounts receivable, machinery and equipment and owned real estate. The  borrowing base under the BMO Credit Agreement is reduced by the outstanding amount of standby and commercial letters of credit.

Borrowings under the BMO Credit Agreement bear interest at a per annum rate equal to, at the Borrower’s option, (a) the Base Rate plus applicable Base Rate Margin, which varies from 0.50% to 1.00% based on average excess availability, or (b) reserve adjusted Eurodollar Rate plus the applicable Eurodollar Rate Margin, which varies from 1.50% to 2.00% based on average excess availability. The Base Rate is the greatest of (i) BMO Harris’ prime commercial rate as in effect on such day, (ii) the sum of the Fed Funds rate for such day plus 0.5%, and (iii) the Eurodollar Rate for one month plus 1.50%. The Eurodollar Rate is the British Bankers Association LIBOR Rate, as published by Reuters (or other commercially available source) with a term equivalent to the applicable one, two, three or six month interest period.. An unused commitment fee of 25 basis points per annum is payable quarterly on the average unused amount of the BMO Credit Agreement. The BMO Credit Agreement includes financial covenants regarding fixed charge coverage ratio, maximum annual capital expenditures, minimum consolidated EBITDA at March 31, 2014 and minimum availability through June 2014.

The BMO Credit Agreement requires a lockbox agreement which provides receipts (subject to certain exceptions) to be swept daily to reduce borrowings outstanding. This provision in the BMO Credit Agreement causes the BMO Credit Agreement to be classified as a current liability, per guidance in the Accounting Standards Codification established by the Financial Accounting Standards Board. The Company does not expect to repay, or be required to repay, within one year, the balance of the BMO Credit Agreement, which will be classified as a current liability. The BMO Credit Agreement does not expire or have a maturity date within one year, but rather has a final expiration date of February 17, 2017.

The foregoing description of the BMO Credit Agreement is qualified in its entirety by reference to the BMO Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the execution of the BMO Credit Agreement described in Item 1.01 above, the Loan and Security Agreement dated as of September 30, 2011, as amended (the “PB Credit Facility”), among the Company, certain of its subsidiaries, and The PrivateBank and Trust Company (“PrivateBank”), was terminated effective February 19, 2014, and all amounts outstanding under the PB Credit Facility were paid in full other than contingent obligations not yet due and owing and reimbursement obligations with respect to letters of credit issued by PrivateBank which were cash collateralized in the amount of $1,508,967.60. There are no penalties associated with the termination of the PB Credit Facility, other than a prepayment fee in the amount of $75,000 which was paid.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 19, 2014, Continental Commercial Products, LLC, a Delaware limited liability company (“CCP”) and wholly owned subsidiary of Katy Industries, Inc. (the “Company”), completed the acquisition of 100% of the capital stock of FTW Holdings, Inc. (“FTW”) for $11.5 million in cash, subject to certain pre-closing and post-closing purchase price adjustments described in the Stock Purchase Agreement dated January 24, 2014 (the “Purchase Agreement”) by and between CCP, FTW, the shareholders of FTW, and Fort Wayne Plastics, Inc. (“FWP”), a wholly-owned subsidiary of FTW. The description of the Purchase Agreement set forth above is qualified in its entirety by the full text of that agreement, a copy of which was filed with the Company’s Form 8-K filed on January 29, 2014 and is incorporated herein by this reference.

FWP manufactures, markets and sells molded plastic components and low pressure, multi nozzle structural plastic and gas assist solutions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 in connection with the BMO Credit Agreement and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days after February 25, 2014, the date this report was required to have been filed.

(b)	Pro forma Financial Information.

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days after February 25, 2014, the date this report was required to have been filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit and Security Agreement dated February 19, 2014 among Katy Industries, Inc., Continental Commercial Products, LLC, 2155735 Ontario Inc., CCP Canada Inc., and BMO Harris Bank N.A.

99.1	Press release issued by Katy Industries, Inc., dated February 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ James W. Shaffer
James W. Shaffer
Vice President, Treasurer and Chief Financial Officer

Date:  February 25, 2014

Index of Exhibits

Exhibit No.	Description

10.1	Credit and Security Agreement dated February 19, 2014 among Katy Industries, Inc., Continental Commercial Products, LLC, 2155735 Ontario Inc., CCP Canada Inc., and BMO Harris Bank N.A.

99.1	Press release issued by Katy Industries, Inc., dated February 25, 2014.